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                                                                   Exhibit 12(b)

I, Elizabeth M. Forget, President and I, Jeffrey A. Tupper, Chief Financial Officer and Treasurer of Met Investors Series Trust (the "Trust"), each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:     /s/ Elizabeth M. Forget
        --------------------------------
        Elizabeth M. Forget
        President


By:     /s/ Jeffrey A. Tupper
        --------------------------------
        Jeffrey A. Tupper
        Chief Financial Officer and Treasurer

Date:   August 30, 2005